                                      LEASE

         THIS AGREEMENT, made and entered into this 16TH day of August, 1995, by and between Wayne Kluck, of 3748 Heartland Dr., Bismarck, ND 58501, hereinafter called the Owner, and Leingang Siding and Window, Inc., of 2601 Twin City Drive, P.O. Box 579, Mandan, ND 58554, hereinafter called the Renter;

         WITNESSETH: The owner hereby demises, leases and lets unto the renter and the renter hereby leases from the owner, the following described real estate, to-wit:

         A Showroom of the approximate size of 42' x 70' and a Storage space of the approximate size of 15' x 70' and a Restroom facility, and the use of the parking lot, located in a building and on a lot, known as Parcel No. 24F, lying in the NW1/4 of Section 36, Township 155 North, Range 83 West, 5th P.M., Ward County, State of North Dakota (Said parcel lying north of Lots 10 and 11 of Block 2, of the replat of Norton's Addition to Minot, North Dakota), for the full term of five (5) years beginning on February 1, 1996, and ending on January 31, 2001, and for a rental in cash of One Hundred Twenty Thousand and No\100th Dollars ($120,000) ($24,000 per year) and paid in the following manner:
$1,000 upon the signing of this agreement, receipt thereof is hereby acknowledged by the Owner, then on or before February 1, 1996, $1,000, then $2,000 on or before the first day of each and every month thereafter during the term of this lease.

         And as a further part of the consideration of this lease, the owner and renter hereby covenant and agree to the following conditions:

         1. That this lease is contingent upon the approval of the building construction loan to the owner by Town and Country Credit Union and in the event that it is not approved the $1,000 paid upon the signing of this agreement will be returned to the renter and this lease agreement will be canceled.

         2. That in the construction of the building, the renter agrees to install siding, soffit, fascia and windows on the exterior of the North and East side of the building. The cost of materials used by the renter on the North and East side of the building will be paid by the owner. Such improvements will belong to the owner.

         3. During the construction of the building the renter will be responsible for all wall and floor coverings in the rental area described above. Such improvements will belong to the renter and may be removed upon the termination of this lease, as long as such removal does not destroy the walls or floor of the building.

         4. That the owner will provide the necessary lights and fixtures that the renter needs in such rented areas and provide access to electrical power in the ceiling for connection of track

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lighting which will remain the property of the renter. All other lights and fixtures provided by the owner will remain the property of the owner.

         5. That the renter will be responsible for interior remodeling and improvements of the rented space, except that any permanent improvements (walls, doors, etc.) will be approved by the owner with such approval not being unreasonably withheld. The owner hereby approves installation and construction of displays in the rental area, which will remain the property of the renter.

         6. That in the building there will be a common hallway and restrooms to be used by the renter and other tenants of the building. The renter will have the responsibility of cleaning and maintaining such common area including repairs that do not exceed $100 per occurrence. Cost of repairs that exceed $100 per occurrence would be paid by the owner. Because the renter will have the responsibility for the cleaning and maintaining of the common area, they will have control over such common area, subject to the right of the other tenants to access the facilities under the tenant's supervision.

         7. That the renter will have the responsibility for the utilities, including heat, electricity and garbage removal connected with the use of the rented areas. The owner is responsible for the hearing and electricity in the common areas. The renter will be responsible for any and all snow removal surrounding the building, including the total parking lot. There will be a designated area for the movement and piling of the snow. The owner will be responsible for the hauling away of any snow deemed in excess of the capacity of the designated area for storage of snow removed from the parking lot, etc.

         8. That the renter will be responsible for the insurance covering public liability and property damage insuring against any and all claims for injury to or death of persons and loss of or damage to property occurring upon, in or about the rental area or parking lot with liability limits of not less than $500,000 combined single limit and will indemnify the owner against any losses and all claims brought against him for any reason. If requested, the renter will provide the owner with proof of insurance.

         9. That the renter will be responsible for the insuring of their property or the property of others located on the rented property and the owner will not be responsible in any manner for such contents.

         10. That in the event the rental space is rendered untenantable in whole or in part by fire, the elements or other casualty, unless the renter and owner otherwise agree, the owner will promptly restore or rebuild such damage to the extent of available insurance proceeds and this lease will not terminate. During the period that the rental space is not tenantable, rent will abate in the same ratio as the portion of the rented space rendered untenantable bears to the whole rental space.

         11. That this lease may be renewed for an additional three years for Seventy Nine Thousand Two Hundred and No/100th Dollars ($79,200.00), ($26,400.00 per year, $2,200.00 paid on or before the first day of each and every month of the renewal term), upon six months

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written notice by the renter to the owner of the renter's intention to renew the lease for the additional term. That if the renter does not renew this lease, the owner will have the right to show such rented space at any reasonable time to prospective renters. Upon the termination of this lease, or any renewal thereof, the renter is responsible for repairing any and all damages caused by the removal of its equipment, appliances, fixtures and displays and return the rental area to its original condition at the beginning of the lease, subject to normal wear and tear.

         12. That the owner will have the right to enter upon the premises and the land at any time for any reason, after reasonable notice to the renter.

         13. That this lease may not be sublet or assigned without the written consent of the owner, which consent may not be withheld without good reason.

         14. That this lease is exclusive and anything not specifically mentioned herein must be mutually agreed upon by the parties.

         IN TESTIMONY WHEREOF, the parties hereto have set their hands the day and year first above written.


                                        /s/ Wayne D. Kluck
                                        --------------------------------------
                                        Wayne Kluck, Owner


                                        /s/ Al Leingang
                                        --------------------------------------
                                        Al Leingang, Tenant
(CORPORATE SEAL)                        Pres. Leingang Siding and Window, Inc.


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                         (ACKNOWLEDGMENT FOR INDIVIDUAL)

STATE OF NORTH DAKOTA      )
                           ) SS.
COUNTY OF MORTON           )

On this 17TH day of August, 1995, before me personally appeared Wayne Kluck, known to me to be the Owner and person who is described in and executed the within instrument, and acknowledged to me that he executed the same.

Witness my hand hereto affixed the day and year first written above.


(NOTARY SEAL REQUIRED)                  ______________________________________

                                        Notary Public
                                        Commission Expires ___________________

------------------------------------------------------------------------------
                        (ACKNOWLEDGMENT FOR CORPORATION)

STATE OF NORTH DAKOTA      )
                           ) SS.
COUNTY OF MORTON           )

On this 16TH day of August, 1995, before me personally appeared Al Leingang, known to me to be the President of Leingang Siding and Window, Inc., the corporation that executed the foregoing instrument as tenant, and acknowledged the said instrument and to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath states that he is authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

Witness my hand and official seal hereto affixed the day and year first written above.

(NOTARY SEAL REQUIRED)                  ______________________________________

                                        Notary Public
                                        Commission Expires ___________________